COOPERS & LYBRAND
                                      Letterhead




                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the inclusion in Post Effective Amendment No. 4 to the Registration Statement of AIG All Ages Funds, Inc. on Form N-1A (File No. 33-91174) (the "Registration Statement") of our report dated September 11, 1995 on our audit of the financial statement of First Global Equity Portfolio, and we consent to the incorporation by reference in the Registration Statement of our report dated February 23, 1995 on our audit of the financial statements of American International Group, Inc. which is included in the Annual Report on Form 10-K of American International Group, Inc. for the year ended December 31, 1994. We also consent to the reference to our Firm under the heading "Other Information - Accountants" and "Financial Statements of First Global Equity Portfolio" in the Statement of Additional Information which is part of the Registration Statement.


                                        COOPERS & LYBRAND L.L.P.



          New York, New York
          February 15, 1996